EXHIBIT 10.19


                                     FORM OF
                          EXECUTIVE SEVERANCE AGREEMENT


     This EXECUTIVE SEVERANCE AGREEMENT (this "Agreement") is made as of May 23, 1996, by and between the entity named on the signature page hereto (the "Company"), and the individual named on the signature page hereto (the "Executive").

     In order to induce the Executive to enter into a certain Management Common Units Subscription Agreement dated as of the date hereof by and between the Executive and the Company and in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

1. Job Elimination. If, within the period commencing on the first anniversary of the date hereof and ending on the third anniversary of the date hereof, there shall occur:

     a. Any involuntary termination of Executive's employment (other than for Cause or Disability);

     b. The assignment to Executive of duties inconsistent in any materially adverse manner with Executive's office on the date immediately prior to the date hereof;

     c. Any reduction in Executive's annual base salary in effect on the date hereof; or

     d. Any failure by the Company to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of the pension, life insurance, medical, health and accident, disability or other employee plans of the Company on the date hereof, or the taking of any action that would materially reduce any of such benefits in effect on the date hereof, unless this reduction relates to a reduction in benefits applicable to all employees generally;

then, at Executive's option, exercisable by Executive within thirty (30) days of the occurrence of each and every of the foregoing events, Executive may resign from employment (or, if involuntarily terminated, give notice of intention to collect benefits hereunder) by delivering a notice in writing to the Employer, and the provisions of paragraph 2 of this Agreement shall apply.

2. Continuing Compensation and Benefits.

     a. The Employer will continue to pay to Executive his annual base salary at Executive's rate of pay in effect on the date hereof for a period of twelve (12) months after the effective date of the termination of Executive's employment. During the period Executive is receiving salary continuation, Executive will be free to seek, accept and engage in other full-time employment.
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     b. The Employer will continue to provide to Executive the medical benefits
Executive was entitled to on the date hereof (hereinafter "Health Benefits") and to the extent the Employer's insurance plans permit, the long-term disability and life insurance benefits Executive was entitled to on the date hereof (hereinafter "Insured Benefits"), except that the amount of coverage under the Insured Benefits will be based on the rate of pay Executive is receiving from the Employer at the time of the event that gives rise to a claim under the Insured Benefits. The continued provision of the Health Benefits and the Insured Benefits will cease (i) when payments to Executive cease under paragraph 2(a) above or (ii) when Executive becomes employed on a full-time basis, whichever occurs first.

     c. On the effective date of termination of Executive's employment, the Employer will pay to Executive at his rate of pay in effect on the date hereof for accrued but unused vacation, if any, to the extent provided in the Employer's policies on the date hereof, but Executive shall not accrue any vacation during the period referred to in paragraph 2(a) above.

3. Accrued Bonuses.

     a. If the effective date of the termination of Executive's employment is on or before the end of the second quarter of the Employer's fiscal year, then the Employer shall pay to the Executive a bonus in an amount equal to the bonus paid to Executive for the prior fiscal year under the Employer's Bonus Plan times a fraction, the numerator of which is the number of completed fiscal quarters which have elapsed in the Employer's current fiscal year through and including the termination date and the denominator of which is 4.

     b. If the effective date of the termination of Executive's employment is after the end of the second quarter of the Employer's fiscal year, then the Employer shall, at the time bonuses for such fiscal year are paid to employees of the Company, pay to the Executive a bonus in an amount equal to the lesser of
(i) the bonus for the such fiscal year to which Executive would have been entitled had he not been terminated times a fraction, the numerator of which is the number of completed fiscal quarters which have elapsed in the Employer's current fiscal year through and including the termination date and the denominator of which is 4 and (ii) the bonus paid to Executive for the prior fiscal year under the Employer's Bonus Plan times a fraction, the numerator of which is the number of completed fiscal quarters which have elapsed in the Employer's current fiscal year through and including the termination date and the denominator of which is 4. The Employer shall pay one-half of the projected amount payable under this paragraph 3(b) at the end of the Employer's fiscal year and the remainder at completion of the Employer's year end audit.

4. Termination for Cause. If Executive's employment is terminated for Cause, all of Executive's rights under paragraphs 2 and 3 shall cease as of the effective date of such termination, except that Executive (i) shall be entitled to receive accrued salary through the date of such termination and (ii) shall be entitled to receive the payments and benefits to which Executive was then entitled under the employee benefit plans of the Employer or any affiliate thereof as of the date of this termination. For purposes of this Agreement, "Cause" means a termination of employment of the Executive by


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the Employer or any subsidiary thereof due to (i) the commission by the
Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of the Employer or any of its subsidiaries which results in material financial loss to the Employer or any of its subsidiaries), (ii) the commission by Executive of a felony, (iii) the willful misconduct of the Executive as an employee of the Employer or any of its subsidiaries which is reasonably likely to result in material injury or financial loss to the Employer or any of its subsidiaries or (iv) the wilful failure of Executive to render services to the Employer or any of its subsidiaries in accordance with Executive's employment which failure amounts to a material neglect of Executive's duties to the Employer or any of its subsidiaries.

5. Notice/Consultation. In consideration of the foregoing, Executive agrees to give the Company no less than 30 days prior written notice if at any time Executive decides to resign from the Company's employ. Since, in certain respects, Executive will be an employee of the Company during any period that the Company is paying Executive under the severance arrangements set forth in this Agreement, Executive agrees to consult with the Company during such period. This consultation obligation will not prevent or interfere with Executive seeking, accepting or engaging in full-time employment.

6. Miscellaneous. This Agreement will be binding upon the Company and its successors and assigns. The term "Employer" as used herein refers to the Company or the entity which acquires the business and assets of the Company. All payments to Executive hereunder will be earned and prorated on a daily basis, but shall be payable at the same time and in the same manner as executives of the Company, or its successor, are paid their salaries. This Agreement will be in effect for a period of three years from the date hereof.


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     IN WITNESS WHEREOF, the parties have executed this EXECUTIVE SEVERANCE
AGREEMENT as of the date first above written.

                                    REMINGTON PRODUCTS COMPANY, L.L.C.

                                    By:________________________________________
                                    Name:
                                    Title:


                                    ___________________________________________
                                    Executive



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